Exhibit 10.6

AMALGAMATED BANK EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: May 13, 2020

APPROVED BY THE STOCKHOLDERS: April 29, 2020

EFFECTIVE DATE: May 14, 2020

1.	PURPOSE.

The purpose of the Amalgamated Bank Employee Stock Purchase Plan is to provide eligible employees with an incentive to advance the interests of Amalgamated Bank, a New York non-member commercial bank and chartered trust company (the “Bank”), by affording them an opportunity to purchase stock of the Bank at a favorable price.

2.	GENERAL

(a) Compliance With Applicable Laws. The Plan is subject to any applicable provisions of the New York Banking Law or the regulations of the New York State Banking Board, and any other applicable law or regulation.

(b) Effective Date. The Plan will not become effective until the date that the Plan has been approved by the Board. The effectiveness of the Plan shall be subject to approval by the holders of a majority of the outstanding shares of capital stock of the Bank within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval shall be obtained in the manner and to the degree required under applicable laws. No Shares may be delivered to any Participant under the Plan unless and until such shareholder approval is obtained. If such shareholder approval is not obtained, all options to purchase shares of Stock granted hereunder shall be null and void, except that any payroll deductions related to the options shall be returned to the applicable Participants.

(c) Duration. The Plan shall remain in effect until the earliest of (i) the date the Board terminates the Plan pursuant to Section 18, (ii) the Plan’s automatic termination as set forth in Section 18, or (iii) the date that all Shares authorized for issuance under the Plan shall have been purchased or granted according to the Plan’s provisions.

3.	DEFINED TERMS.

The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

“Board” means the Board of Directors of the Bank.

“Cancellation Notice” means the notice, in the form approved by the Committee, that is delivered by a Participant who wishes to cancel his or her election to purchase Stock during an Offering, as described in Section 8(e).

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Bank or one of its Subsidiaries; or if no such definition exists at the time in question, means, with respect to a Participant, the occurrence of any of the following events: (a) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Bank or any Subsidiary or affiliate or deliberate violation of a material Bank, Subsidiary or affiliate policy; (b) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (c) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Bank or any Subsidiary or affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Bank; or (d) the Participant’s willful and material breach of any of his or her obligations under any written plan or covenant with the Bank. The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Bank, and all other affected persons. The foregoing definition does not in any way limit the Bank’s ability to terminate a Participant’s employment or service at any time, and the term “Bank” will be interpreted herein to include any Subsidiary or affiliate or successor thereto, if appropriate. Any determination by the Committee that the service of a Participant was terminated with or without Cause for the purposes of the Plan will have no effect upon any determination of the rights or obligations of the Bank, any Subsidiary or affiliate, or such Participant for any other purpose. For purposes of this definition, Cause shall not be considered to exist unless the Bank provides written notice to the Participant which indicates the specific Cause provision in this Plan relied upon, to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such Cause, and specifies the termination date. The failure by the Bank to set forth in such notice any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Bank hereunder or preclude the Bank from asserting such fact or circumstance in enforcing the Bank’s rights hereunder.

“Change in Control” means the occurrence of any one or more of the following events: (a) the consummation of a transaction, or a series of related transactions undertaken with a common purpose, in which any individual, entity or group (a “Person”), acquires ownership of stock of the Bank that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Bank’s stock; or (b) a sale, lease, exchange or other transfer, in one transaction or a series of related transactions undertaken with a common purpose, of the Bank’s assets having a total Gross Fair Market Value of 40% or more of the total gross fair market value of all of the assets of the Bank. For this purpose, “Gross Fair Market Value” means the value of the assets of the Bank, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Plan, a Change in Control will not include (i) a transaction in which the holders of the outstanding voting securities of the Bank immediately prior to the transaction hold at least 50% of the outstanding voting securities of the successor company immediately after the transaction; (ii) any transaction or series of transactions approved by the Board principally for bona fide equity financing purposes in which cash is received by the Bank or any successor thereto or indebtedness of the Bank is cancelled or converted or a combination thereof; (iii) a sale, lease, exchange or other transfer of all or substantially all of the Bank’s assets to a majority-owned Subsidiary; or (iv) a transaction undertaken for the principal purpose of restructuring the capital of the Bank, including, but not limited to, reincorporating the Bank in a different jurisdiction, or creating a holding company.

Notwithstanding the foregoing, a Change in Control will only be deemed to occur if the consummation of the corporate transaction meets the requirements of Treasury Regulation §1.409A-3(a)(5).

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations or formal guidance issued thereunder.

“Committee” means the Compensation Committee of the Board, or in its absence, the Board shall serve as the

Committee.

“Bank” means Amalgamated Bank a New York non-member commercial bank and chartered trust company.

“Effective Date” means May 14, 2020.

“Eligible Compensation” means the gross (before taxes and other authorized payroll deductions are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Offering Period, but shall not include (a) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Code Section 401(a) (other than amounts considered as employer contributions under Code Section 402(e)(3)) or nonqualified, (b) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Code Section 422, (c) amounts realized at the time property described in Code Section 83 is freely transferable or no longer subject to a substantial risk of forfeiture, (d) amounts realized as a result of an election described in Code Section 83(b), and (e) amounts realized as a result of a disqualifying disposition within the meaning of Code Section 421(b).

“Eligible Employee” shall have the meaning set forth in Section 7.

“Enrollment Form” means the enrollment form (in writing or electronic) approved by the Committee on which the

Participant gives notice of his or her election to participate in an Offering under the Plan.

“Excluded Class” means any or all of the following classes of employees: (a) employees who have been employed less than two (2) years; (b) highly compensated employees (within the meaning of Code Section 414(q)); or (c) highly compensated employees (within the meaning of Code Section 414(q)) with compensation above a certain designated level, who are officers, or who are subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934.

“Fair Market Value” of a share of Stock means, for a particular day:

(a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(b) If subparagraph (a) does not apply and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by Nasdaq (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(c) If subparagraphs (a) and (b) do not apply and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by Nasdaq (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(d) If subparagraphs (a)-(c) do not apply at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(e) If subparagraphs (a), (b) or (c) apply, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (a), (b), and (c).

If the Committee is required to determine Fair Market Value under (d) or (e) above, the Fair Market Value determination will be based on all relevant facts and circumstances, including, but not limited to: (i) the market value of the shares of comparable banks, and (ii) the trend of the Bank’s earnings.

“Grant Date” means the first day of an Offering Period.

“Offering” means the offer by the Bank during the designated Offering Period to permit Eligible Employees to elect to purchase shares of Stock at the designated Purchase Price.

“Offering Period” means the period specified by the Committee as described in Section 8. “Participant” means each Eligible Employee who elects to participate in an Offering Period. “Participating Affiliate” shall have the meaning set forth in Section 6.

“Plan” means this Amalgamated Bank Employee Stock Purchase Plan.

“Purchase Date” means the last day of an Offering Period.

“Purchase Price” means the per share price of Stock to be paid by each Participant on the Exercise Date for an Offering, which amount shall be designated by the Committee but shall never be less than eighty-five (85%) of the Fair Market Value of the Stock on the Purchase Date.

“Stock” means the authorized $0.01 par value common stock of the Bank, which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan.

“Subsidiary” means, with respect to the Bank, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Bank, and (ii) any partnership, limited liability company or other entity in which the Bank has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%. For purposes of this definition, “owned” means a person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

4.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. Except to the extent that the full Board is serving as the Committee hereunder, the Committee shall be composed solely of three or more Non-Employee Directors, in accordance with Rule 16b-3 and shall act only by a majority of its members then in office. Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan; shall make such rules as it deems necessary for the proper administration of the Plan; shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a Participant’s option under the Plan; and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive and binding on all parties. The Committee shall not be liable for any decision, determination or action taken or not taken in good faith in connection with the administration of the Plan. The Committee, in its discretion, may approve the use of a voice response system or on-line administration system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

5.	STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 13, the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed five hundred thousand (500,000) shares of Stock. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares of Stock which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6.	PARTICIPATING AFFILIATE.

Each present and future parent and Subsidiary corporation of the Bank (within the meaning of Code Sections 424(e) and (f)) that is eligible by law to participate in the Plan shall be a “Participating Affiliate” during the period that such entity is such a parent or Subsidiary corporation; provided, however, that (a) the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Affiliate’s participation in the Plan, and (b) any foreign parent or Subsidiary corporation of the Bank shall be eligible to participate in the Plan only upon approval of the Committee. Any Participating Affiliate may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Bank and Participating Affiliates (and among any other parent or Subsidiary corporation of the Bank) shall not be considered a termination of employment hereunder.

7.	ELIGIBILITY.

Any employee of the Bank or a Participating Affiliate (determined under Treasury Regulation section 1.421-1(h)) who satisfies all of the following requirements as of the applicable Grant Date (“Eligible Employee”) shall be eligible to participate in any Offering Period that begins on or after the first day of the next calendar quarter after all such requirements are met:

(a) The employee is customarily employed by the Bank and/or one or more Participating Companies at least twenty (20) hours per week and at least five (5) months per year; and

(b) The employee does not, immediately after the option is granted, own stock possessing five-percent (5%) or more of the total combined voting power or value of all classes of stock of the Bank or of a parent or Subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code); and

(c) The employee is not within one (1) or more Excluded Categories that the Committee has designated (in writing or electronically) as being ineligible to participate in the Offering.

8.	OFFERING.

(a) Offering Period. The Committee shall designate (in writing or electronically) one or more Offering Periods during which the Bank will offer options to Eligible Employees to purchase shares of Stock under this Plan, which designation shall be incorporated by reference into the Plan. An Offering Period may have any length between one (1) month and one (1) year. Offering Periods may be alternative, concurrent, sequential or overlapping, and need not have the same duration, commencing or ending dates, or Purchase Prices; provided, however, all Eligible Employees who are eligible to purchase shares of Stock during an Offering Period shall have the same rights and privileges with respect to that Offering Period.

(b) Election to Participate. Each Eligible Employee who elects to participate in an Offering (a “Participant”) shall deliver to the Bank, within the time period designated by the Committee, an Enrollment Form (in writing or electronic) approved by the Committee, on which the Participant will give notice of his or her election to participate in the Plan as of the next following Grant Date, and the percentage or specific amount (as determined by the Committee) of his or her Eligible Compensation to be deducted for each pay period during the Offering Period and credited to a book entry account established in his or her name. The designated percentage or specific amount of a Participant’s Eligible Compensation to be deducted for each pay period during an Offering Period may not be less than one-percent (1%) or greater than (i) twenty-five-percent (25%) of the amount of Eligible Compensation (after taxes and any other authorized payroll deductions are withheld) from which the deduction is made; or (ii) an amount which will result in non-compliance with the annual limitations stated in Section 8(d) below. The Committee may adopt a procedure pursuant to which a Participant who has elected to participate in an Offering shall be deemed to have made the same election for each subsequent Offering for which he or she is eligible, unless and until the Participant cancels his or her election as described in Section 8(e) below.

(c) Payment for Shares. A Participant may elect to purchase shares of Stock during an Offering Period only by means of payroll deduction.

(d) Annual Limitations. No Eligible Employee shall be granted an option under the Plan to purchase Stock to the extent such grant would permit his or her rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Bank and its parent and Subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds, in any one calendar year in which any such option granted to such Eligible Employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code), the lesser of (i) $25,000 in Fair Market Value of Stock (determined in accordance with Section 8(b) at the time the option is granted), or (ii) fifteen percent (15%) of the Participant’s Eligible Compensation (determined at the time the option is granted).

(e) Cancellation of Election. Any Participant may cancel his or her election made for an Offering Period at any time prior to thirty (30) days before the Purchase Date for that Offering Period. Partial withdrawals shall not be permitted. A Participant who wishes to cancel his or her election must timely deliver (in writing or electronically) to the Bank a Cancellation Notice in the form approved by the Committee. The Bank, promptly following the time when the such Cancellation Notice is delivered, shall refund to the Participant the amount of the cash balance in his or her account under the Plan and shall cancel the Participant’s payroll deduction authorization and his or her interest in unexercised options under the Plan shall terminate. A Participant who cancels his or her election shall not be eligible to participate in the Plan during the then current Offering Period, but shall be eligible to participate again in the Plan in a subsequent Offering Period (provided that the Participant is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

(f) Termination of Employment. If the employment of a Participant terminates for any reason (including death), his or her election made for the current Offering Period and his or her participation in the Plan shall terminate as of the date of termination of employment; provided, however, if such termination occurs within the last two (2) weeks of the Offering Period, the Participant’s participation shall not terminate until the end of the Offering Period after his or her Plan account has been applied toward the purchase of shares of Stock for such Offering Period. The Bank shall refund to the Participant the amount of the cash balance in his or her account under the Plan, and no further shares of Stock will be purchased under the Plan.

(g) Leaves of Absence. For purposes of this Plan, the Participant’s employment will be treated as continuing while the Participant is on military, sick leave or other bona fide leave of absence if such leave does not exceed ninety (90) days or, if longer, such period during which the Participant continues to be guaranteed reemployment rights by statute or contract as described in Treasury Regulation §1.421-7(h)(2). If a Participant takes an unpaid leave of absence, then such Participant may not make additional contributions under the Plan while on such unpaid leave of absence (except to the extent of any Eligible Compensation paid during such leave), but any payroll deductions already taken during the applicable Offering Period shall be applied to exercise options on the next following Purchase Date, unless cancelled pursuant to Section 8(e) or (f) above.

9.	PURCHASE OF STOCK.

On the Purchase Date at the end of an Offering Period, each Participant in the Offering, automatically and without any act on his or her part, shall be deemed to have exercised his or her option to purchase whole shares of Stock at the Purchase Price designated by the Committee for such Offering. The number of whole shares of Stock to be purchased by a Participant shall be the total payroll deductions withheld on behalf of such Participant during the Offering Period divided by the Purchase Price of the Stock. To the extent that, after the purchase of the maximum number of whole shares of Stock permitted under the Plan with respect to an Offering Period, there is cash remaining in the Participant’s Plan account, the Bank shall as soon as practicable issue the Participant a check for such amount.

10.	DELIVERY OF SHARE CERTIFICATES.

As soon as practicable after each Purchase Date, the Bank shall issue one or more certificates representing the total number of whole shares of Stock purchased by all Participants during such Offering Period. Any such certificate shall be held by the Bank (or its agent) and may be held in street name. If the Bank issues a certificate representing the shares of more than one Participant, the Bank shall keep accurate records of the beneficial interests of each Participant in each such certificate by means of a Bank stock account. Each Participant shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Bank stock account. In the event the Bank is required to obtain from any commission or agency the authority to issue any such certificate, the Bank shall seek to obtain such authority. Inability of the Bank to obtain from any such commission or agency the authority which counsel for the Bank deems necessary for the lawful issuance of any such certificate shall relieve the Bank from liability to any Participant in the Plan except to return to him or her the amount of the balance in his or her account. A Participant may, on the form approved by the Committee, request the Bank to deliver to such Participant a certificate issued in his or her name representing all or a part of the aggregate whole number of shares of Stock then held by the Bank on his or her behalf under the Plan. Further, as soon as administratively practicable following the termination of a Participant’s employment with the Bank and its parent or Subsidiary corporations for any reason, the Bank shall deliver to such Participant a certificate issued in his or her name representing the aggregate whole number of shares of Stock then held by the Bank on his or her behalf under the Plan. Neither the Bank nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this Section 10.

While shares of Stock are held by the Bank (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (a) a plan of reorganization of the Bank (but the stock, securities or other property received in exchange therefor shall be held by the Bank pursuant to the provisions hereof), or (b) a divorce (subject to the holding period requirements described in Section 11 below).

11.	HOLDING PERIOD.

Subject to the Bank’s Stock Ownership Policy for Executives, a Participant may not dispose of (in any manner including assignment or hypothecation) shares of Stock acquired under this Plan until six (6) months following the Grant Date of such shares (the “Holding Period”); provided, however, this Holding Period may expire on an earlier date to the extent that the Committee determines, in its sole discretion, that the Participant would qualify for a hardship distribution from the Bank’s 401(k) Plan. Upon the expiration of the Holding Period for any share of Stock, the Participant may dispose of such Stock as long as such disposition complies with all applicable securities laws.

While the Plan requires only a 6-month Holding Period, each Participant may be required to hold his or her shares of Stock acquired through this Plan until the later of twelve (12) months following their Purchase Date or twenty-four (24) months following their Grant Date, if the Participant desires to achieve capital gains treatment with respect to any gain. To the extent that the Company or any of its Subsidiaries or affiliates is required to withhold federal, state or any other taxes in connection with a Participant’s participation in this Plan, the Participant consents to the Company or such Subsidiary or affiliate deducting such amount from any compensation due to such Participant by the Company or such Subsidiary or affiliate. Notwithstanding the foregoing, each Participant remains solely responsible for all taxes due with respect to his or her participation in the Plan.

12.	INSUFFICIENCY OF SHARES AVAILABLE FOR ISSUANCE.

If the total number of shares of Stock remaining available for issuance pursuant to Section 5 is less than the total number of shares of Stock that has been elected by Participants to be purchased for a given Offering Period, after application of the limitations in Sections 8(b), (d) and (f) (but not this Section 8(e)) (the “Total Share Limit”), then the number of shares of Stock that could otherwise be acquired by each Participant for the given Offering Period shall be reduced proportionately based on the ratio that such available shares bears such total shares elected to be purchased by all Participants with respect to such Offering Period.

13.	RESTRICTION UPON ASSIGNMENT.

An Eligible Employee rights under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. An Eligible Employee’s option to purchase shares of Stock shall be exercisable, during the Participant’s lifetime, only by the Eligible Employee to whom it was granted. The Bank shall not recognize any assignment or purported assignment by an Eligible Employee of his or her option or of any rights under his or her option, and any such attempt may be treated by the Bank as an election to withdraw from the Plan. Notwithstanding the foregoing, a Participant may file a written designation of a beneficiary who is to receive any shares of Stock and cash in the Participant’s Plan account in the event of such Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice during Participant’s lifetime. Upon the death of a Participant and upon receipt by the Bank of proof of the identity and existence of a beneficiary validly designated by him or her under the Plan, the Bank shall deliver such shares and cash to such beneficiary. In the event of the death of the Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Bank shall deliver such shares of Stock and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Bank) the Bank shall deliver such shares of Stock and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or Stock or cash credited to the Participant under the Plan.

14.	NO STOCKHOLDER RIGHTS.

A Participant shall not have any rights or privileges of a stockholder until the Bank has issued a certificate for shares of Stock to the Participant following the applicable Purchase Date. With respect to a Participant’s Stock that has been issued but is held by the Bank (or its agent) pursuant to Section 10, the Bank shall, as soon as practicable and in accordance with applicable law, pay the Participant any cash dividends attributable thereto and facilitate the Participant’s voting rights attributable thereto.

15.	CLAWBACK/RECOVERY.

All shares of Stock purchased under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, (a) as provided in the Bank’s Policy on Sound Executive Compensation and any other compensation clawback or forfeiture policy implemented by the Bank from time to time and applicable to all officers of the Bank on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Bank, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, New York Banking Law, federal banking law or other applicable law, (c) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Bank, or the Participant’s termination with the Bank or its Subsidiaries is for Cause, and/or (d) in instances of regulatory or capital issues and bad risk behavior (i.e., significant negative individual actions such as violations of risk policies). No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Bank or any of its Subsidiaries.

16.	CHANGES IN STOCK; ADJUSTMENTS.

Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to appropriately adjust the number of shares of Stock subject to the Plan, the minimum and maximum number of shares that may be purchased hereunder, and the number and Purchase Price of shares available for purchase and elections made to purchase such shares during the current Offering Period.

Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options to purchase (within the meaning of Code Section 424(a)) for all options to purchase shares of Stock then outstanding or the Committee elects to continue the options to purchase shares of Stock then outstanding without change, the Purchase Date for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

17.	USE OF FUNDS; NO INTEREST PAID.

All funds received or held by the Bank under the Plan shall be included in the general funds of the Bank free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his or her account under the Plan.

18.	AMENDMENT OR TERMINATION THE PLAN.

The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof, from time to time without the approval of the stockholders of the Bank; provided, that no change in any option theretofore granted, other than a change determined by the Committee to be necessary to comply with applicable law, may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Committee may not make any alteration or amendment, without the approval of the stockholders of the Bank, which would (i) increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), (ii) change the annual limitation under section 8(d)(ii), (iii) extend the term of an Offering Period or the term of the Plan (as defined below), (iv) change the class of individuals eligible to receive options under the Plan, or (v) cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

Unless earlier terminated by the Board, the Plan shall automatically terminate on, and no further Offering Periods shall begin ten (10) years after its Effective Date; provided, however, no termination of the Plan, other than to the extent that the Board determines is necessary or advisable to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any option previously granted under the Plan, without the written (or electronic) consent of the Participant who has elected to purchase shares pursuant to such option. No further options to purchase may be granted under the Plan after the Plan is terminated.

19.	SECURITIES LAWS.

The Bank shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Bank or the Committee deems applicable and, in the opinion of legal counsel for the Bank, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Bank’s policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

The Committee may cause the Stock certificates issued under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of Section 10 and 11 and to assure compliance with applicable securities laws.

20.	NO RESTRICTION ON CORPORATE ACTION.

Nothing contained in the Plan shall be construed to prevent the Bank or any parent or Subsidiary from taking any corporate action which is deemed by the Bank or such parent or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against the Bank or any parent or Subsidiary as a result of any such action.

21.	ELECTRONIC DELIVERY.

Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly with the FDIC’s Securities Exchange Act Filings System (or any successor website thereto) or posted on the Bank’s intranet (or other shared electronic medium controlled by the Bank to which the Participant has access).

22.	CHOICE OF LAW.

The law of the State of New York will govern all questions concerning the construction, validity and interpretation of this Plan and all payments hereunder, without regard to that state’s conflict of laws rules.

23.	SEVERABILITY.

Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

Adopted this 14th day of May, 2020.

AMALGAMATED BANK

By:	/s/ Keith Mestrich
Name:	Keith Mestrich
Title:	President & Chief Executive Officer